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                                                                      EXHIBIT 99
The Loewen Group Inc.
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                                        NEWS



                                        Contacts:
                                        David A. Laundy
                                        The Loewen Group Inc.
                                        Tel: (604) 293-7857

                                        Thomas C. Franco
                                        Ann L. Heilman
                                        Broadgate Consultants, Inc.
                                        (212) 229-2222



                             FOR IMMEDIATE RELEASE

              SHAREHOLDER ACTION AGAINST LOEWEN GROUP IS DISMISSED

VANCOUVER, B.C., December 11, 1996 -- The Loewen Group Inc. (NYSE, TSE, ME: LWN) today announced that the Los Angeles County Superior Court dismissed with prejudice a purported shareholders' derivative action against the Company's directors. The California Court held it was without jurisdiction to hear an alleged shareholders' derivative suit against the directors of Loewen, a British Columbia corporation.

         The dismissal of the shareholder action follows last week's dismissal of Service Corporation International's suit against Loewen in the United States District Court for the Southern District of Texas.

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